April 29, 2019 Mike Okada RE: Employment with Immersion Corporation Dear Mike: Immersion Corporation (the “Company” or “Immersion”) is pleased to present an offer to you, for the position of General Counsel and SVP, IP Licensing and Legal Affairs, on the terms set forth in this agreement, effective upon your acceptance by execution of a counterpart copy of this letter where indicated below. Reporting Duties and Responsibilities. In this position, you will be reporting to Ramzi Haidamus, CEO. Salary and Benefits. Your annual base salary of $375,000.00, is payable in accordance with the Company’s customary payroll practice, which is bi-weekly. For payment purposes, the bi-weekly amount is $14,423.08. This offer is for a full time, salaried, exempt position. Our Company’s focal reviews are normally conducted in January at which time your performance will be evaluated. You will also receive the Company’s standard employee benefits package. A copy of our current benefits package is enclosed. Please note that the Company's benefit package is subject to change at any time. In addition, you will be eligible for a bonus in accordance with the Company’s Executive Incentive Plan of up to 50% of your salary. Restricted Stock Units. Effective upon board approval, Immersion will grant you 77,800 Restricted Stock Units (RSUs). The Restricted Stock Units will vest over a three-year period. Assuming your continued employment by Immersion, one-third of the shares will vest on each of the first, second and third anniversaries of your start date, as per the terms and conditions of the applicable plan. Stock Options. Effective upon board approval, the Company will grant you an option to purchase 164,000 shares of the Company’s Common Stock pursuant to the Company’s stock option plan and standard stock option agreement. All options will have an exercise price that will be equal to the fair market value of the Company’s Common Stock on the 10th business day in the month following the month of your start date. The options will become exercisable over a four-year exercise schedule with 25% of the shares vesting at the end of your first twelve months of service, and with an additional 2.083% vesting per month thereafter, at the close of each month during which you remain employed with the Company. Change of Control Benefits. Subject to the approval of the Compensation Committee of the Board, the Company will enter into the Retention and Ownership Change Event Agreement.

Background Investigation. This offer is contingent upon a satisfactory background investigation. This agreement may be revoked in the event the results of the investigation do not meet Immersion’s requirements. Confidential Information. As an employee of the Company, you will have access to certain Company confidential information and you may during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interest of the Company, you will need to sign the Company’s standard “Employee Inventions and Confidentiality Agreement” as a condition of your employment. A copy of the agreement is attached for your review. We wish to impress upon you that we do not wish you to bring with you any confidential or proprietary material of any former employer or to violate any other obligation to your former employers. At-Will Employment. While we look forward to a long and profitable relationship, should you decide to accept our offer, you will be an at-will employee of the Company, which means the employment relationship can be terminated by either of us for any reason at any time. Any statements or representations to the contrary (and indeed, any statements contradicting any provision in this letter) should be regarded by you as ineffective. Further, your participation in any stock option or benefit program is not to be regarded as assuring you of continuing employment for any particular period of time. Authorization to Work. The Immigration Reform and Control Act of 1986 requires you, within three business days of hire, to present documentation demonstrating that you have authorization to work in the United States. Acceptable documentation is shown on the form titled List of Acceptable Documents. Please bring the appropriate documentation to the new employee orientation on your first day of employment. If you have questions about this requirement, which applies to U.S. citizens and non-U.S. citizens alike, please contact our Human Resources department. Term of Offer. This offer will expire at the close of business on May 3, 2019. Upon acceptance of this offer, please sign the enclosed copy of this letter in the space indicated and return it to me. Your signed acceptance below will become our binding agreement with respect to the subject matter of this letter, superseding in their entirety all other or prior agreements by you with the Company as to the specific subjects of this letter, and will be binding upon and inure to the benefit of our respective successors and assigns, and heirs, administrators and executors, will be governed by California law, and may only be amended in writing signed by you and the Company. We are excited and pleased to have you join the Immersion team in this exciting role and we look forward to a mutually beneficial working relationship. Sincerely, /s/ Janice Passarello Janice Passarello Vice President, Human Resources

Agreed and Accepted I agree to and accept employment with Immersion Corporation on the terms and conditions set forth in this agreement. /s/ Mike Okada May 6, 2019 Mike Okada Date Anticipated Start Date: June 10, 2019